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                                                                   Exhibit 10.11

                            FIRST AMENDMENT OF LEASE

This First Amendment of Lease made this 8 day of February, 1999 by and between the HEGA Realty Trust, with an address of c/o Dirigo Management Company, One City Center, Portland, Maine ("Landlord"), and Systems Consulting Company, Inc. having a mailing address of 537 Congress Street, Suite 500, Portland, Maine 04101 ("Tenant").

WHEREAS, Landlord and Tenant entered into a lease dated May 24, 1996 (the "Lease") with respect to Tenant's occupancy of 22,991 square feet known as Suites 500, 501, and 404 (the Premises") located at 537 Congress Street, Portland, Maine; and

WHEREAS, the parties hereto desire to lease additional space in the building at 537 Congress Street (Suite 533 located at 533 Congress Street); and

NOW THEREFORE, for valuable consideration the receipt and sufficiency of which the parties hereby acknowledge, the parties agree effective March 1, 1999, the Lease shall amended as follows:

1. In Article I, TERM, the following words shall be added; "For suite 533 only, the term shall commence March 1, 1999 and it shall terminate on October 31, 1999 (8 months)."

2. In Article I, TENANT'S SPACE, the following words shall be added; "Suite 533 Congress Street containing approximately 5,265 rentable square feet of space and the Tenant may also have access and use of the basement area from 3/1/99 to 10/31/99."

3. In Article I, BASE RENT, the following words shall be added; "For suite 533 only, the Base Rent shall be:

      3/1/99 -- 10/31/99: $3,510.00 Per Month ($8.00 psf)"

4. In Article I, RENTABLE FLOOR AREA OF TENANT'S SPACE, the following words shall be added; "For suite 533, the rentable floor area is 5,265 square feet"

5. In Article V, LANDLORD COVENANTS, the following words shall be added; "For suite 533 only, heating and cooling of the Tenant's space is the Tenant's responsibility and therefore is deleted."

6. In Article VI, TENANT COVENANTS, the following words shall be added; "For suite 533 only, the Tenant agrees to pay for all charges for electricity supplied to the leased premises used for lighting, heating, ventilating and air conditioning (HVAC)."

Except as otherwise expressly amended, modified and provided for in this Amendment, all of the terms and conditions of said Lease are hereby ratified and shall be deemed to be incorporated herein and made a part hereto and shall continue full force and effect. This document contains all the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealing between them with respect to such subject matters.


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IN WITNESS WHEREOF, the parties hereto have set their hands and seals in two counterpart copies, each of which counter copy shall be deemed an originals for all purposes, as of the date and year above written.

LANDLORD: HEGA REALTY TRUST


/s/ [ILLEGIBLE]                           /s/ Peter S. Skapinsky        2/8/99
---------------------------               ------------------------------------
Witness                                   Peter S. Skapinsky              Date
                                          Authorized Agent for HEGA Realty Trust


/s/ Cheryl O. Tumlin                                                   2/25/99
---------------------------               ------------------------------------
Witness                                   Systems Consulting Company      Date
                                          By: /s/ Philip M. St. Germain
                                              ---------------------------
                                          Its: CFO  Philip M. St. Germain
                                               --------------------------


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